Exhibit 99.1

VeriSign Reports Third Quarter Results

Non-GAAP Operating Margin for Continuing Operations Increases Over 190 Basis Points to 23.4%

MOUNTAIN VIEW, CA – November 1, 2007 – VeriSign, Inc. (Nasdaq: VRSN), the leading provider of digital infrastructure for the networked world, today reported financial results for the third quarter ended September 30, 2007.

VeriSign reported total revenue of $377 million for the third quarter of 2007 with revenue from continuing operations of $374 million.

On a GAAP basis, VeriSign reported net income of $19 million for the third quarter of 2007 and earnings per share of $0.08 per fully-diluted share. Net income from continuing operations was $16 million with earnings per share of $0.07 per fully-diluted share.

On a non-GAAP basis, VeriSign reported net income of $66 million for the third quarter of 2007 and earnings per share of $0.27 per fully-diluted share. Net income from continuing operations was $65 million with earnings per share of $0.26 per fully-diluted share.

A table reconciling the GAAP to non-GAAP results reported above is appended to this release.

“Our results this quarter highlight the continued strength of our Registry and SSL businesses,” said Bill Roper, president and chief executive officer of VeriSign. “The consistent growth in these markets, combined with the stability of our business model, drive solid financial results which in turn allow us to invest in our business and improve the efficiency of our capital structure. We will continue to take steps to focus our efforts on growing our core businesses, and to seek ways of creating additional shareholder value.”

“We are pleased with our third quarter results, particularly with regard to our ability to deliver margin expansion,” said Bert Clement, chief financial officer of VeriSign. “Solid revenue growth, coupled with disciplined expense management, generated cash flow from operations of $109 million.”

Business Highlights

•	VeriSign completed a $1.25 billion junior subordinated convertible bond offering in August.

•	During the quarter, the company repurchased 31.4 million shares of common stock at an average price of $30.12.

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VeriSign Identity Protection (VIP) services announced several new VIP Network members, additional authentication form factor options available to consumers, and successful adoption of the PayPal Security Key amongst PayPal’s customers in Germany and Australia.

•

Building on the strength of early adoption of Extended Validation (EV) Secured Sockets Layer (SSL) in the U.S. and Europe, online leaders such as E*TRADE Australia, Travelocity.ca and HMV have extended this new technology's footprint to all corners of the globe.

•	VeriSign recently announced that it has successfully completed key milestones for Project Titan, the expansion and diversification of its critical Internet infrastructure. Through Project Titan,

VeriSign has increased its infrastructure capacity to 2 trillion DNS queries a day, continued to diversify its infrastructure globally and created new tools and processes to better monitor and manage traffic and to implement various system upgrades. These upgrades are vital to managing the surge in Internet interactions and protecting against cyber attacks that are growing in both scale and sophistication.

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In August, VeriSign announced that its board of directors appointed D. James Bidzos as chairman of the board. Mr. Bidzos, who founded the company in 1995, previously served as chairman from April 1995 until December 2001, and as vice chairman until his recent appointment.

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Subsequent to the end of the quarter, Mark McLaughlin, executive vice president of products, marketing and customer service, announced he will be leaving the company to spend time with his family before pursuing other opportunities. Mr. McLaughlin will remain through the end of November to help transition responsibilities.

•	VeriSign announced the hiring of Kevin A. Werner as senior vice president of corporate development and strategy. Mr. Werner will assume responsibility for strategic development activities.

•

VeriSign also announced the hiring of Grant L. Clark as senior vice president and chief administrative officer. Mr. Clark will have primary responsibility for improving business processes and will also oversee the company’s operational and risk management activities.

Internet Services Group

•	The Internet Services Group (ISG) – which includes VeriSign Information Services (VIS) and VeriSign Security Services (VSS) – delivered $236 million of revenue in the third quarter of 2007.

•	VeriSign Information Services ended the quarter with approximately 77 million active domain names in .com and .net, representing a 5% increase over Q2 2007 and 25% increase year over year.

•	VeriSign Information Services also registered a record 17.5 million new and renewed domain names in .com and .net during the third quarter.

•	VeriSign Security Services issued approximately 217,000 new and renewal certificates in Q3, bringing the total base to 912,000, up 3% from Q2 2007.

Communications Services Group

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VeriSign Communications Services Group (CSG) – which provides intelligent communications, commerce and content services to telecommunications carriers, media and entertainment companies, and next-generation service providers – delivered revenues of $138 million in the third quarter of 2007.

Additional Financial Information

•	Capital expenditures in the third quarter were approximately $47 million.

•	VeriSign ended the third quarter with Cash, Cash Equivalents, Restricted Cash and Short-term Investments of $1.2 billion, an increase of approximately $370 million from the prior quarter.

•	Deferred revenue on the balance sheet was $711 million as of September 30, 2007, an increase of $26 million from the prior quarter.

•	Net days sales outstanding (Net DSO), which takes into account the change in deferred revenue balances, was 50 days at the end of Q3, an increase of six days from the second quarter.

Non-GAAP results exclude the following items which are included under GAAP: amortization of intangible assets, stock-based compensation, non-recurring legal costs and settlements, restructuring and other charges, net loss on the sale or impairment of investments, unrealized gain on Jamba JV call option, gain on the sale of a subsidiary, realized and unrealized gains and losses on embedded derivative, and stock option investigation costs. A table reconciling the GAAP to non-GAAP net income is appended to this release.

Today’s Conference Call

VeriSign will host a live teleconference call today at 2:00 pm (PDT) to review the quarter’s results. The call will be accessible by direct dial at (888) 676-VRSN (US) or (913) 312-1505 (international). A listen-only live web cast and accompanying slide presentation of the earnings conference call will also be available at http://investor.verisign.com. A replay of this call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 7142729) beginning at 5:00 pm (PDT) on November 1 and will run through November 6. This press release and the financial information discussed on today’s conference call are available on the Investor Relations section of the VeriSign website at http://investor.verisign.com.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN) operates intelligent infrastructure services that enable and protect billions of interactions every day across the world’s voice, video and data networks. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts

Investor Relations: Ken Bond, kbond@verisign.com, 650-426-3744

Media Relations: Allison Flerl, aflerl@verisign.com, 650-452-4867

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Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services, the inability of VeriSign to successfully develop and market new services, the uncertainty of whether Project Titan will achieve its stated objectives, and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues and the risk acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and quarterly reports on Form 10-Q and Current Reports on Form 8-K. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release.

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$1,061,312	$478,749
Short-term investments	61,095	198,656
Accounts receivable, net	220,232	241,570
Prepaid expenses and other current assets	116,191	294,955
Deferred tax assets	77,179	81,773
Current assets of discontinued operations	—	36,661

Total current assets	1,536,009	1,332,364

Property and equipment, net	599,202	605,292
Goodwill	1,267,967	1,442,493
Other intangible assets, net	213,246	333,430
Restricted cash	47,406	49,437
Long-term deferred tax assets	183,265	179,023
Other assets, net	56,511	25,214
Investment in unconsolidated entities	122,866	—
Long-term assets of discontinued operations	—	7,000

Total long-term assets	2,490,463	2,641,889

Total assets	$4,026,472	$3,974,253

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$317,210	$681,996
Accrued restructuring costs	5,850	3,818
Deferred revenue	525,003	448,414
Short-term debt	—	199,000
Deferred tax liabilities	1,116	1,448
Current liabilities of discontinued operations	—	24,601

Total current liabilities	849,179	1,359,277

Long-term deferred revenue	185,757	159,439
Long-term accrued restructuring costs	1,831	937
Long-term debt	1,262,608	—
Long-term tax liability	34,777	—
Other long-term liabilities	5,994	5,175
Long-term deferred tax liabilities	13,686	24,849

Total long-term liabilities	1,504,653	190,400

Total liabilities	2,353,832	1,549,677
Commitments and contingencies
Minority interest in subsidiaries	52,326	47,716
Stockholders’ equity:
Preferred stock - par value $.001 per share
Authorized shares: 5,000,000
Issued and outstanding shares: none	—	—
Common stock - par value $.001 per share
Authorized shares: 1,000,000,000
Issued and outstanding shares: 225,476,098 and 243,844,122
(excluding 67,062,812 and 35,471,662 shares held in treasury at September 30, 2007 and December 31, 2006, respectively )	293	279
Additional paid-in capital	22,435,748	23,314,476
Accumulated deficit	(20,815,457)	(20,929,497)
Accumulated other comprehensive loss	(270)	(8,398)

Total stockholders’ equity	1,620,314	2,376,860

Total liabilities and stockholders’ equity	$4,026,472	$3,974,253

VERISIGN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenues	$373,587	$396,418	$1,109,853	$1,154,359
Cost and expenses
Cost of revenues	149,984	143,357	448,460	426,039
Sales & marketing	65,411	94,850	208,251	278,209
Research & development	39,897	33,164	121,313	92,444
General & administrative	59,130	69,049	187,861	188,862
Restructuring, impairments & other charges	2,006	(84)	44,197	(4,279)
Amortization of intangible assets	29,237	30,978	90,693	90,809
Acquired in-process R&D	—	1,200	—	16,700

Total costs & expenses	345,665	372,514	1,100,775	1,088,784

Operating income	27,922	23,904	9,078	65,575
Other income, net	(6,204)	4,599	86,032	38,266

Income from continuing operations before income taxes, earnings from unconsolidated entities and minority interest	21,718	28,503	95,110	103,841
Income tax (expense) benefit	(3,501)	(13,769)	(23,871)	303,552
Earnings from unconsolidated entities, net of tax	216	—	2,412	—
Minority interest, net of tax	(2,054)	(719)	(2,541)	(2,124)

Net income from continuing operations	16,379	14,015	71,110	405,269
Net income from discontinued operations, net of tax	1,268	1,259	3,573	3,278
Gain on sale of discontinued operations, net of tax	1,357	—	1,357	—

Net income	$19,004	$15,274	$76,040	$408,547

Basic net income per share from:
Continuing operations	$0.07	$0.06	$0.29	$1.66
Discontinued operations	0.01	0.00	0.02	0.01

Net income	$0.08	$0.06	$0.31	$1.67

Diluted net income per share from:
Continuing operations	$0.07	$0.06	$0.29	$1.64
Discontinued operations	0.01	0.00	0.02	0.01

Net income	$0.08	$0.06	$0.31	$1.65

Shares used in per share computation:
Basic	240,054	243,536	242,570	244,620

Diluted	245,537	245,657	247,752	247,005

Stock-based compensation
Cost of revenue	$7,306	$2,889	$14,645	$10,175
Sales & marketing	6,304	3,972	16,217	11,224
Research & development	5,276	2,495	10,598	7,368
General & administrative	7,853	6,476	28,924	19,064

Total stock-based compensation	$26,739	$15,832	$70,384	$47,831

VERISIGN, INC. AND SUBSIDIARIES

STATEMENTS OF INCOME RECONCILIATION

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue reconciliation
Revenue from continuing operations	$373,587	$396,418	$1,109,853	$1,154,359
Revenue from discontinued operations (1)	3,065	2,975	11,869	8,573

Revenue including discontinued operations	$376,652	$399,393	$1,121,722	$1,162,932

(1)    For the three and nine months ended September 30, 2007, revenue from discontinued operations represents activity related primarily to the Jamba Services business. VeriSign previously provided investors and analysts forecasts for the period that included revenue up until an estimated disposition date of the business. For the three and nine months ended September 30, 2006, revenue from discontinued operations represents activity related to both Jamba Services and the Payments Gateway business. For GAAP purposes, revenue from these and all periods are reclassified to net income from discontinued operations.

Statements of income reconciliation
Net income on a GAAP basis	$19,004	$15,274	$76,040	$408,547
Amortization of intangible assets	29,237	30,978	90,693	90,809
Acquired in-process research and development	—	1,200	—	16,700
Stock-based compensation (2)	26,739	15,832	70,384	47,706
Former CEO severance	—	—	10,430	—
Non-recurring legal costs and settlements	608	201	1,370	3,501
Restructuring, impairments and other charges (reversals)	2,006	(84)	44,197	(4,279)
Net (gain) loss on sale of investments	4,314	(64)	3,430	(20,284)
Net (gain) on sale of subsidiary	(1,357)	—	(76,356)	—
Unrealized (gain) on Jamba JV call option	(3,992)	—	(7,747)	—
Stock option investigation costs	1,177	5,015	7,896	5,015
Realized and unrealized gains and losses on embedded derivative	12,584		12,584	—
Income from discontinued operations	(1,268)	(1,259)	(3,573)	(3,278)
Income tax expense (benefit)	3,501	13,769	23,871	(303,552)

Non-GAAP continuing operations income before income taxes	92,553	80,862	253,219	240,885
Non-GAAP tax rate in lieu of the GAAP rate (3)	(27,766)	(24,259)	(75,966)	(72,266)

Net income from continuing operations on a non-GAAP basis	$64,787	$56,603	$177,253	$168,620

Net income from discontinued operation, net of tax	1,268	1,259	3,573	3,278

Net income on a non-GAAP basis	$66,055	$57,862	$180,826	$171,898

Statements of income reconciliation per share
Diluted net income per share on a GAAP basis	$0.08	$0.06	$0.31	$1.65
Amortization of intangible assets	0.12	0.13	0.37	0.37
Acquired in-process research and development	—	0.01	—	0.07
Stock-based compensation	0.11	0.06	0.28	0.19
Former CEO severance	—	—	0.04	—
Non-recurring legal costs and settlements	—	—	—	0.02
Restructuring, impairments and other charges (reversals)	0.01	—	0.18	(0.02)
Net (gain) loss on sale of investments	0.02	—	0.01	(0.08)
Net (gain) on sale of subsidiary	—	—	(0.31)	—
Unrealized (gain) on Jamba JV call option	(0.02)	—	(0.03)	—
Stock option investigation costs	0.01	0.02	0.03	0.02
Realized and unrealized gains and losses on embedded derivative	0.05	—	0.05	—
Income from discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)
Income tax expense (benefit)	0.01	0.06	0.10	(1.23)

Non-GAAP continuing operations income before income taxes	0.38	0.33	1.02	0.98
Non-GAAP tax rate in lieu of the GAAP rate (2)	(0.12)	(0.10)	(0.30)	(0.30)

Non-GAAP net income from continuing operations basis	0.26	0.23	0.72	0.68

Net income from discontinued operation, net of tax	0.01	—	0.01	0.01

Diluted net income per share on a non-GAAP basis	$0.27	$0.23	$0.73	$0.69

Shares used in calculation of net (loss) income per share	245,537	245,657	247,752	247,005

(2)	Nine months ended September 30, 2006 excludes $125 of stock-based compensation included in discontinued operations.

(3)	Non-GAAP tax rate calculated at 30%.

VeriSign provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). Along with this information, we typically disclose and discuss certain non-GAAP financial infromation in our quarterly earnings release, on investor conference calls and during investor conferences and related events. This non-GAAP financial information does not include the following types of financial measures that are included in GAAP: amortization of intangible assets, acquired in-process research and development, stock-based compensation, former CEO severance, non-recurring legal costs and settlements, restructuring, impairments and other charges (reversals), net (gain) loss on sale or impairment of investments, net gain on sale of subsidiary, unrealized gain on Jamba JV call option, realized and unrealized gains and losses on embedded derivative and stock option investigation costs. Non-GAAP financial information is also adjusted for a 30% tax rate which differs from the GAAP tax rate.

Management believes that this non-GAAP financial data supplements our GAAP financial data by providing investors with additional information that allows them to have a clearer picture of the company’s core operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. We believe that the non-GAAP information enhances the investors’ overall understanding of our financial performance and the comparability of the company's operating results from period to period. Above, we have provided a reconciliation of the non-GAAP financial information that we provide each quarter with the comparable financial information reported in accordance with GAAP for the given period.